As filed with the Securities and Exchange Commission on January 20, 2023

Registration No. 333-251391

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EROS MEDIA WORLD PLC
(Exact name of Registrant as specified in its charter)

Isle of Man
(State or other jurisdiction of incorporation or organization)

Not Applicable
(I.R.S. Employer Identification Number)

Unit 2109, Shatha Tower 21st Floor
Dubai Media City, PO box 502501
Dubai, United Arab Emirates

Tel: +971 04 3902825
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C. T. CORPORATION
1209 Orange Street
Wilmington
Delaware 19801
Telephone: 1-877-467-3535
(Address and telephone number of agent for service)

With copies to:
Kenneth Lee, Esq.
Levine Lee LLP
1500 Broadway, Suite 2501
New York, NY 10036
(212) 257-4027

Approximate date of commencement of proposed sale to the public: Not applicable.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any updated issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-3 (File No. 333-251391) (as amended by the Pre-Effective Amendment No. 1 filed on December 28, 2020, the “Registration Statement”) of Eros Media World plc (the “Registrant”) pertaining to the Registrant’s A Ordinary shares, par value GBP 0.30 per share (“Ordinary Shares”), which was filed with the Securities and Exchange Commission on December 16, 2020 and was declared effective on December 28, 2020.

In light of the Registrant’s inability to file the reports required under the Securities and Exchange Act of 1934, as amended, on a timely basis and the delisting of the Ordinary Shares from the New York Stock Exchange Regulation, the Registrant hereby terminates the effectiveness of the Registration Statement, and in accordance with an undertaking in Item 10 of Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes from registration any and all securities registered but which remain unsold under the Registration Statement as of the date hereof.

SIGNATURES OF EROS MEDIA WORLD PLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dubai, U.A.E., on January 20, 2023.

EROS MEDIA WORLD PLC

By:	/s/ Pradeep Dwivedi
	Name:	Pradeep Dwivedi
	Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mr. Pradeep Dwivedi his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, acting individually, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Rishika Lulla Singh	Executive Chairperson and Director	January 20, 2023
Rishika Lulla Singh

/s/ Kishore Lulla	Director	January 20, 2023
Kishore Lulla

/s/ Dhirendra Swarup	Director	January 20, 2023
Dhirendra Swarup

/s/ Dilip Thakkar	Director	January 20, 2023
Dilip Thakkar

Signature of Authorized Representative of Eros Media World plc

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Post-Effective Amendment No. 1 to the Registration Statement in Secaucus, New Jersey on January 20, 2023.

Signature	Title

/s/ Jasminder Kaur	Authorized Representative in the United States
Jasminder Kaur

Chief Accountant and Head of HR
On behalf of Eros International USA Inc.
Email: dolly.kaur@erosintl.com